John Hancock Bank and Thrift Opportunity Fund

John Hancock Preferred Income Fund

John Hancock Hedged Equity & Income Fund

John Hancock Preferred Income Fund II

John Hancock Income Securities Trust

John Hancock Preferred Income Fund III

John Hancock Investors Trust

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Premium Dividend Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

John Hancock Patriot Preferred Dividend Fund

John Hancock Premium Dividend Fund

John Hancock Patriot Select Dividend Trust

(each a “Trust”)

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Betsy Ann Seel, Kinga Kapuscinski, Nicholas J. Kolokithas, Julie B. Lyman, Steven Sunnerberg, Christopher L. Sechler and Thomas M. Kinzler, each individually, his true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or re-substitution, in any and all capacities in the furtherance of the business and affairs of each Trust to execute any and all state regulatory or other required filings, including all applications with regulatory authorities, state charter or organization documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Trust. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically if the undersigned ceases to be a Trustee or Officer of the Trust.

Dated: December 7, 2010

Name	Signature	Title

Keith F. Hartstein	/s/ Keith F. Hartstein	President and Chief Executive Officer

Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

James F. Carlin	/s/ James F. Carlin	Trustee

William H. Cunningham	/s/ William H. Cunningham	Trustee

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee

Stanley Martin	/s/ Stanley Martin	Trustee

Patti McGill Peterson	/s/ Patti McGill Peterson	Trustee

Hugh McHaffie	/s/ Hugh McHaffie	Trustee

John A. Moore	/s/ John A. Moore	Trustee

Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee

Gregory A. Russo	/s/ Gregory A. Russo	Trustee

John G. Vrysen	/s/ John G. Vrysen	Trustee